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                                                                      EXHIBIT 99

                            FOR FURTHER INFORMATION:

                            Michael W. McCarthy                Jane Ryan
                            VP- Corporate Communications       Account Director
                            Photronics, Inc.                   MCA
                            (203)775-9000                      (650)968-8900
                            mmccarthy@brk.photronics.com       jryan@mcapr.com




FOR IMMEDIATE RELEASE
   March 11, 2002

           PHOTRONICS STRENGTHENS MANAGEMENT TEAM WITH KEY PROMOTIONS Succession Planning Move Positions Company for Future Growth

         BROOKFIELD, Connecticut March 11, 2002 -- Photronics, Inc. (Nasdaq:PLAB), the world's leader in sub-wavelength reticle solution technology, announced several senior level promotions designed to strengthen the Company's management team and position the Company for future growth. Effective immediately, Dan Del Rosario (55) has been named Chief Executive Officer. He will replace Constantine S. Macricostas (67), Chairman of Photronics, who had been temporarily serving as Chief Executive Officer until a successor to this position had been named.

         Additionally, the Company announced that Executive Vice President and Chief Operating Officer, Paul J. Fego (45), has been elected by the Board of Directors to be President of the Company. Reporting directly to Mr. Del Rosario, Mr. Fego will continue to serve as Photronics' COO and will assume responsibility for human resources, manufacturing, sales, technology development and implementation. J. Gregory Hickey (46), currently Treasurer, has been promoted to Vice President. His responsibilities have been expanded to cover all international treasury functions and global cash flow management. He will report to Mr. Del Rosario. Sean T. Smith (41), currently Vice President and Controller, has been promoted to Chief Financial Officer. Mr. Smith, who replaces Robert J. Bollo as the Company's Chief Financial Officer, will also report directly to Mr. Del Rosario. After a seven year tenure with Photronics, Mr. Bollo retired from the Company for personal reasons.

         Mr. Macricostas stated, "Today, Photronics is making a major statement about the quality and depth of its management team. This well designed succession plan is a key component of the Company's strategy to address future opportunities as the semiconductor industry positions itself for a return to growth. While it is prudent to remain cautious, we believe that the underlying fundamentals for Photronics and the demand for our proprietary Sub-Wavelength Reticle Solutions(TM) remain strong." He added, "The chemistry and respect that this group has for one another is truly unique, and something that I have never observed in any company in my more than 40 year career in the semiconductor industry. I am particularly proud that the Company groomed these people internally for new and challenging roles

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PHOTRONICS STRENGTHENS MANAGEMENT TEAM WITH KEY PROMOTIONS...........PAGE TWO

in our expanding global marketplace. Furthermore, I believe this approach offers considerable advantages over external searches and will maintain the momentum that has accelerated Photronics' lead over its domestic and international competitors. The Board of Directors shares my confidence and belief in Dan and Paul's ability to lead Photronics to and beyond its goal of becoming a billion-dollar revenue company over the next several years. Their focus on serving the customer and generating value for our shareholders is intense and will continue to be the primary driver of their success in the months and years to come."

         Mr. Del Rosario has been with the Company since 1995. Prior to his promotion, he served Photronics as Senior Vice President-Asia. Under his skillful leadership, the Company has seized a competitive lead in this region through the development of new strategic customer relationships in Asia's key emerging markets. He has also been a driving force in establishing Photronics' leadership position in China and Taiwan. These accomplishments are the result of executing on a well defined expansion strategy that includes building a new facility in Shanghai, China, fostering strategic relationships with Japanese semiconductor manufacturers, and acquiring Taiwan's most technologically advanced photomask supplier. Mr. Del Rosario's most notable achievement in Taiwan was the acceleration of that facility's transition to profitability several quarters ahead of the Company's expectations.

         "Photronics' disciplined strategy, with respect to customer service, geographic expansion and technology development, has redefined how the semiconductor industry views its relationship with their mask supplier," noted Mr. Del Rosario. He added, "Thanks in large part to the efforts of the team in place today, Photronics is the leading photomask supplier in our industry today, with a reputation for addressing our customers' most complex lithography challenges in a cost effective and timely manner. The Company's culture, which is based on service and innovation, is one that Paul and I will continue to cultivate and nurture for the benefit of all those constituencies we serve." In addition to Mr. Fego, Mr. Del Rosario's direct reports will include finance and administration, corporate communications, marketing, investor relations and strategic planning

         In his new role with Photronics, J. Gregory Hickey will utilize his 23 years of business and accounting experience to enhance the performance of Photronics' global treasury functions. His primary focus will be on organizing the Company's treasury department to increase their efficiency in a variety of areas, including the maximization of research and development incentives and improving its overall tax profile. A certified public accountant, Mr. Hickey has 21 years of public accounting experience with Deloitte and Touche, the last 11 of which were as a partner in their tax practice. Sean T. Smith has over 18 years experience, which includes 12 years as a senior manager at Ernst & Young. At Starter Corporation he served as Controller and Chief Accounting Officer, and at Carvel Corporation as the

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PHOTRONICS STRENGTHENS MANAGEMENT TEAM WITH KEY PROMOTIONS...........PAGE THREE

Chief Financial Officer. Mr. Smith is a certified public accountant who also serves as an adjunct faculty member at Quinnipiac University in Hamden, Connecticut. Most recently, he was Vice President & Controller for Photronics, where his responsibilities included all financial reporting and analysis, budgeting and forecasting, purchasing, and working closely with the Chief Financial Officer in developing and supporting all strategic and operational decisions. Mr. Bollo, after having served as Chief Financial Officer for more than seven years, decided to retire from the Company for personal reasons. In acknowledging Mr. Bollo's role in Photronics' success, Mr. Macricostas commented, "Bob leaves Photronics a much stronger Company today then when he joined us seven years ago. His contributions have been many during his tenure, helping to build a solid financial position capable of withstanding the severe cycles that have come to characterize the global semiconductor industry. His vision and broad experience were instrumental in the Company's successful completion of more than eight strategic acquisitions, three public financings, and a major corporate restructuring that enhanced Photronics' position as the largest and most cost efficient photomask technology supplier in the industry today. The Board, our employees and our shareholders are grateful for his efforts. We wish him well in his new endeavors."

                                      # # #

Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors, photomasks are used to transfer circuit patterns onto semiconductor wafers during the fabrication of integrated circuits. They are produced in accordance with circuit designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, the matters discussed in this news release that may be considered forward-looking statements may be subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected, including, but not limited to, uncertainties in the market, pricing competition, procurement and manufacturing efficiencies, described in the Company's Annual Report on Form 10-K for the year ended October 31, 2001 under the caption "Forward Looking Information" and other risks detailed from time to time in the Company's other SEC reports. The Company assumes no obligation to update the information in this release.

Biographies of the aforementioned executives are available at www.photronics.com

Sub-Wavelength Reticle Solutions is a trademark of Photronics, Inc.

02-07